  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)               May 19, 2011

VALIANT HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53496	26-0655541
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3111 N. University Drive, Suite 625, Coral Springs, Florida	33065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                     (954) 755-5564

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

As of May 19, 2011, Valiant and Atlantic Medical Supply, Inc. and its two shareholders, mutually terminated the Stock Purchase Agreement (the “Agreement”) among them.  The Agreement had been executed as of November 12, 2010 and provided for Valiant to purchase all of the outstanding stock of Atlantic Medical, which when completed would then become a wholly-owned subsidiary of Valiant.  The purchase was structured to take place in two stages.  The first stage was consummated on November 12, 2010 and under the terms provided that Valiant would purchase 49% of Atlantic Medical’s outstanding stock (the “Atlantic Medical Stock”) in exchange for 1,500,000 shares of the Class A common stock of Valiant (the “Valiant Shares”).

The Agreement provided that within 180 days of the date of the Agreement, Valiant had the option to acquire the remaining 51% of the outstanding stock of Atlantic Medical in exchange for $1.5 million and options to purchase 250,000 shares of Valiant’s Class A common stock at an exercise price of $0.52 per share and a two-year term.  The Agreement provided that in the event that the final closing did not occur, that in the absence of certain circumstances, Valiant generally would pay a penalty of $30,000.00 and the shareholders of Atlantic Medical would retain 112,500 Valiant Shares.

As of May 19, 2011, the parties agreed to terminate the Agreement.  For its part, Valiant determined that it needed to move in another direction to execute its business model.  It will now move forward with its first step of implementing this model by establishing company-owned units via acquisition in order to establish a locally-based delivery system and then proceed to expand into the durable medical equipment business. Valiant is in the process of evaluating the circumstances regarding the termination to determine whether it will be required to pay the penalty and if the shareholders of Atlantic Medical will be required to return all of the shares previously issued to them.

The preceding description of the Agreement does not purport to be complete and is qualified in its entirety by reference to complete terms and conditions contained in the copy of the Agreement and Amendment that is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

Item 9.01 – Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibits are filed with this Report:

2.1 – Stock Purchase Agreement, dated November 12, 2010, by and among Valiant Health Care, Inc., Atlantic Medical Supply, Inc. and Luis E. Mejer, Jr. and Wilfredo E. Martinez. (incorporated by reference to the Current Report on Form 8-K filed on November 12, 2011, File No. 000-53496)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALIANT HEALTH CARE, INC.

By:	/s/ Steven Turner
Name: Steven Turner
Title: President

Dated: May 24, 2011